FUEL NATION



                                 FUELNATION INC.
                            EMPLOYMENT AGREEMENT FOR
                             PAUL I. SAPITA, C.P.A.


         THIS EMPLOYMENT AGREEMENT is made as of this 10th day of February, 2001, by and between FUELNATION INC., a Florida corporation (the "Company") with an address at 1700 North Dixie Highway, Suite 125, Boca Raton, Florida 33432 and PAUL I. SAPITA (the "Employee"). In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. EMPLOYMENT, POSITION AND DUTIES Upon the terms and conditions set forth herein, the Company agrees to employ the Employee, and the Employee hereby accepts employment with the Company in the capacity of the "Position" and for the term of the "Employment Period" as defined on the annexed Schedule of Terms of Employment which is fully incorporated into the text hereof by this reference. During the Employment Period, Employee shall perform the normal duties, responsibilities and authority of such Position which shall expressly include those duties and responsibilities set forth on the annexed (Exhibit A) Schedule of Terms of Employment ("Duties and Responsibilities") subject to the power of the Company's board of directors (the "Board") to expand or limit such duties, responsibilities and authority and to override actions of officers of the Company. During the Employment Period, Employee shall report to the Board and shall devote his best efforts and his full business time and attention to the business and affairs of the Company, excluding the permitted vacation time and time-off for sickness and other absences as set forth on said Schedule of Terms of Employment. Employee shall perform his Duties and Responsibilities to the Company hereunder to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner. Nothing in this paragraph shall prohibit Employee from making passive investments that are not otherwise prohibited in this Agreement.

         2. COMPENSATION AND BENEFITS.

         (a) BASE SALARY. During the Employment Period, Employee's initial base salary shall be the Initial Base Salary set forth in the Schedule of Terms of Employment per annum or such higher rate as the Board may designate from time to time (as so adjusted, the "Base Salary"), which Base Salary shall be payable in regular installments in accordance with the Company's general payroll practices. In addition, during the Employment Period, Employee shall be entitled to participate in all of the Company's employee benefit programs for which similar employees of the Company are generally eligible.

         (b) EXPENSES. During the Employment Period, the Company shall reimburse Employee for all reasonable expenses incurred by him in the course of performing his duties and responsibilities under this Agreement which are consistent with the Company's policies in effect

                          FUELNATION Corporate Offices:
         1700 North Dixie Highway, Suite 125, Boca Raton, Florida 33433
                Telephone: 561-391-5883 Secure Fax: 561-391-4618
                      Internet Address: www.FUELNATION.com


                                                            Page 1 of 12 Pages

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                                   FUEL NATION


from time to time with respect to travel, entertainment, education/training, and other business expenses, subject to the Company's requirements with respect to approval, reporting and documentation of such expenses.

         (c) BONUS. The Board shall develop and adopt a bonus plan which the Board believes to be customary for businesses in the Company's industry for an employee in the position of the Employee (the "Bonus Plan"). In addition to the Base Salary, the Board shall award a bonus to Employee in accordance with the Bonus Plan following the end of each fiscal year during the Employment Period based upon Employee's performance and the Company's operating results during such year.

         (d) All amounts payable to Employee as compensation hereunder shall be subject to customary withholding by the Company.

3. EMPLOYMENT PERIOD. The term of the employment hereunder shall begin on the "Begin Date" and shall end on the "End Date" as set forth on the annexed Schedule of Terms of Employment (the "Employment Period") provided that, the Employment Period shall terminate prior to its expiration upon the following;
(i) the Employment Period shall terminate immediately upon the effective date of the Employee's resignation, death or permanent mental or physical disability or incapacity (as determined by the Board in its good faith judgment); (ii) the Employment Period may be terminated by the Company at any time prior to such date for Cause (as defined below) or without Cause for any reason or no reason whatsoever. The Employment Period shall automatically be extended for successive two-year terms following the expiration of the Employment Period and on each anniversary thereafter, unless terminated sooner pursuant to the provisions hereof, or unless the Company or Employee gives written notice to the other party within 30 days prior to the expiration of the Employment Period including any renewal periods thereafter stating their election not to extend the Employment Period for any additional term thereafter. Except as otherwise provided herein, any termination of the Employment Period by the Company shall be effective as specified in a written notice from the Company to Employee. Employee shall notify the Company at least 30 days prior to the effective date of Employee's resignation. Except as otherwise expressly provided herein, all of Employee's rights to salary, bonuses, fringe benefits and other compensation hereunder which accrue or become payable after the termination or expiration of the Employment Period shall cease upon such termination or expiration, other than those expressly required under COBRA. The Company may offset any amounts Employee owes it against any amounts it owes Employee hereunder.

         For purposes of this Agreement, "Cause" shall mean (i) the commission of any felony or any crime involving moral turpitude or the commission of any act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its affiliates or any of its or their customers or suppliers,
(ii) reporting to work under the influence of alcohol or illegal drugs or drug or alcohol abuse (whether or not at the workplace), (iii) conduct causing the Company or any of its affiliates substantial public disgrace or disrepute or economic harm, (iv) substantial and repeated failure to perform duties as reasonably directed by the Board, (v) gross negligence or willful misconduct with

                          FUELNATION Corporate Offices:
         1700 North Dixie Highway, Suite 125, Boca Raton, Florida 33433
                Telephone: 561-391-5883 Secure Fax: 561-391-4618
                      Internet Address: www.FUELNATION.com


                                                            Page 2 of 12 Pages
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                                   FUEL NATION


respect to the Company or any of its affiliates or (vi) any material breach of this Agreement or any other agreement between the Company and Employee (which, in the case of clause (iv), (v) or (vi) above, is not cured to the Board's reasonable satisfaction within 10 days after written notice thereof from the Board to Employee if the Board determines in its reasonable discretion that any such matter is subject to cure).

         Upon expiration of the Employment Provided or any subsequent renewal without further extension or if the Employment Period is terminated by the Company for Cause, Employee shall only be entitled to receive his Base Salary through the date of termination or expiration and shall not be entitled to any other salary, compensation or benefits thereafter, and the Company expressly reserves and retains all other rights and remedies. If the Employment Period is terminated by the Company due to death, disability or without Cause, Employee shall be entitled to continue to receive his Base Salary payable in regular installments for the period set forth on said Schedule of Employment Terms, (the "Severance Period") if and only if the Employee has executed and delivered to the Company a general release of all claims against the Company and its stockholders, directors and employees in form and substance satisfactory to the Company and only so long as Employee has not breached and during the Severance period does not breach the provisions of paragraphs 4, 5 and 6 hereof, which shall extend beyond the Employment Period and shall survive termination or expiration of this Agreement.

         4. CONFIDENTIAL INFORMATION. Employee acknowledges that the information, observations and data (including trade secrets) business practices, methods, sources, contacts and the identities and telephone numbers of customers, suppliers, vendors, agents and other contacts obtained by him while employed by the Company (including those obtained while employed by the Company prior to the date of this Agreement) concerning the business or affairs of the Company or any of its affiliates ("Confidential Information") are the property of the Company or such affiliate. Therefore, Employee agrees that he shall not disclose to any unauthorized person or use for his own purposes any Confidential Information without the prior written consent of the Board, unless and to the extent that the Confidential Information becomes generally known to and available for use by the public in the same form or compilation, other than as a result of Employee's acts or omissions, phone books, logs, rolodexes, calendars. Employee shall deliver to the Company at the termination or expiration of the Employment Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data in whatever form (and all copies and reproductions thereof) embodying or relating to the Confidential Information, Work Product (as defined below) or the business of the Company or its affiliates which he may then possess, have access to or have under his control.

         5. INVENTIONS AND PATENTS. Employee acknowledges that all inventions, innovations, improvements, developments, methods, designs, analysis, drawings, reports and all similar or related information (whether or not patentable) which relate to the Company's or its affiliates' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Employee while employed by the Company (including those obtained while employed by the Company prior to the date of this Agreement) ("Work Product") belong to the Company are works for hire and any proprietary rights which the Employee might have

                          FUELNATION Corporate Offices:
         1700 North Dixie Highway, Suite 125, Boca Raton, Florida 33433
                Telephone: 561-391-5883 Secure Fax: 561-391-4618
                      Internet Address: www.FUELNATION.com


                                                            Page 3 of 12 Pages
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                                   FUEL NATION


under the law or otherwise are hereby expressly assigned to the Company. Employee shall promptly disclose such Work Product to the Board and, at the Company's expense, perform all actions reasonably requested by the Board (whether during or after the Employment Period) to assign, establish and confirm such ownership (including, without limitation, executing any assignments, consents, powers of attorney and other instruments).

         6. NON-COMPETE, NON-SOLICITATION. In further consideration of the compensation to be paid to Employee hereunder, Employee acknowledges that in the course of his employment with the Company on and after the date hereof he shall become familiar, and during his employment with the Company prior to the date hereof he has become familiar, with the Company's trade secrets and with other Confidential Information concerning the Company and its predecessors and its affiliates and that his services have been and shall be of special, unique and extraordinary value to the Company. Therefore, Employee agrees that, during the Employment Period and for Twenty-Four (24) months thereafter (the "Non-compete Period"), he shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company and its affiliates as such businesses exist or are in process on the date of the termination or expiration of the Employment Period, within any geographical area in the United States in which the Company or its affiliates engage or plan to engage in such businesses without the prior written consent of the Company. Employee is entitled to receive his Base Salary for the initial Non-compete Period payable in regular installments.

          Notwithstanding anything to the contrary in this Agreement, the Company may, at its sole option, extend the Non-compete Period for up to two (2) additional 12-month periods by notifying Employee in writing at least 60 days prior to the end of the Non-compete Period or the end of the first 12-month extension thereof. If the Company so exercises its rights under the preceding sentence, Employee shall be entitled to continue to receive his Base Salary (or begin to receive his Base Salary after the termination of the initial Non-compete Period if Employee was not otherwise entitled to receive his Base Salary during the Initial Non-compete Period) payable in regular installments for such additional 12-month period and (if elected by the Company) such successive 12-month period (subject, in each case, to reductions as provided in this agreement). Nothing herein shall prohibit Employee from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Employee has no active participation in the business of such corporation.

         During the Non-compete Period and during any additional periods during which Employee is receiving his Base Salary as provided in the preceding paragraph, Employee shall not directly or indirectly (and shall not permit any of his affiliates to) (i) induce or attempt to induce any employee of the Company or its affiliates to leave the employ of the Company or its affiliates or in any way interfere with the relationship between the Company or its affiliates and any employee thereof, (ii) hire any person who was an employee of the Company or its affiliates at any time during the Employment Period or (iii) call on, solicit or service any customer of the Company of its affiliates (including any person or entity that was a customer or other material business relation of the Company or its affiliates at any time during the 12-month period ending on the termination of the Employment Period), induce or attempt to induce any customer, supplier, licensee, licensor,

                          FUELNATION Corporate Offices:
         1700 North Dixie Highway, Suite 125, Boca Raton, Florida 33433
                Telephone: 561-391-5883 Secure Fax: 561-391-4618
                      Internet Address: www.FUELNATION.com


                                                            Page 4 of 12 Pages
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                                   FUEL NATION


franchisee or other business relation of the Company or its affiliates to cease doing business with the Company or such affiliate, or in any way interfere with the relationship between any such customer, supplier, licensee, licensor, franchisee or other business relation and the Company or its affiliates (including, without limitation, making any negative or disparaging statements or communications regarding the Company or its affiliates).

         7. ENFORCEMENT. If, at the time of enforcement of any provision hereof by the Company, a court of competent jurisdiction shall hold that the restrictions stated therein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed and directed to revise the restrictions contained therein to cover the maximum period, scope and area permitted by law. Because Employee's services are unique and because Employee has access to Confidential Information and Work Product, the parties hereto agree that money damages would not be an adequate remedy for any breach of this Agreement. Therefore, in the event of the breach or a threatened breach by Employee of this Agreement, the Company, in addition and supplementary to other rights and remedies existing in its favor, shall be entitled to specific performance and/or injunctive or other equitable relief from any court in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by Employee, the Non-compete Period shall be tolled until such breach or violation has been duly cured. Employee acknowledges that the restrictions contained herein are reasonable.

         8. REPRESENTATIONS AND WARRANTIES. Employee hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Employee do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Employee is a party or by which he is bound, (ii) Employee is subject to a non-compete agreement with Exclusive Property Management, Inc. until June, 2002, (iii) Employee is not a party to or bound by any other employment agreement, non-compete agreement or confidentiality agreement with any other person or entity and (iv) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Employee, enforceable in accordance with its terms. The Company hereby represents and warrants to Employee that (i) the execution, delivery and performance of this Agreement has been duly authorized by the Company and does not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Company is a party or by which it is bound and (ii) upon the execution and delivery of this Agreement by Employee, this Agreement shall be the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms9. SURVIVAL. 4 through 18 shall survive and continue in full force in accordance with their terms notwithstanding the expiration or termination of the Employment Period.

         9. SURVIVAL. 4 through 18 shall survive and continue in full force in accordance with their terms notwithstanding the expiration or termination of the Employment Period.

                         FUELNATION Corporate Offices:
         1700 North Dixie Highway, Suite 125, Boca Raton, Florida 33433
                Telephone: 561-391-5883 Secure Fax: 561-391-4618
                      Internet Address: www.FUELNATION.com


                                                            Page 5 of 12 Pages

                                   FUEL NATION


         10. NOTICES. Any notice given or required under this Agreement shall be in writing and shall be either personally delivered, sent by reputable overnight courier service or mailed by first class registered mail, return receipt requested, if to the Employee to the address set forth on the annexed Schedule of Terms of Employment, and if to the Company to the address set forth in the preamble hereof with a copy to: Chris Salmonson, 1700 N. Dixie Highway, Suite 125, Boca Raton, Florida 33432, or such other address or to the attention of such other person as either party shall have specified by prior written Notice. Any Notice under this Agreement shall be deemed to have been given (i) one day after sending by overnight courier, or (ii) 3 days after sent by first class registered mail.

         11. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any action in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         12. COMPLETE AGREEMENT; HEADINGS. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. Captions, headings and sections are used for convenience purposes only and shall not construed to limit or expand the language of any provision hereof or the entire Agreement.

         13. NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

         14. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

         15. SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Employee, the Company and their respective heirs, successors and assigns, except that Employee may not assign his rights or delegate his duties or obligations hereunder without the prior written consent of the Company.

         16. CHOICE OF LAW. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Florida, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

                          FUELNATION Corporate Offices:
         1700 North Dixie Highway, Suite 125, Boca Raton, Florida 33433
                Telephone: 561-391-5883 Secure Fax: 561-391-4618
                      Internet Address: www.FUELNATION.com


                                                            Page 6 of 12 Pages
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                                   FUEL NATION



         17. AMENDMENT AND WAIVER. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company (as approved by the Board) and Employee, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement or be deemed to be an implied waiver of any provision of this Agreement.

         18. ARBITRATION. Except with respect to disputes or claims under paragraphs 4, 5 and 6 hereof (which may be pursued in any court of competent jurisdiction as specified below and with respect to which each party shall bear the cost of its own attorney's fees and expenses), each party hereto agrees that the arbitration procedure set forth in Exhibit B attached hereto shall be the sole and exclusive method for resolving any claim or dispute ("Claim") arising out of or relating to the rights and obligations acknowledged and agreed to in this Agreement and the employment of Employee by the Company (including, without limitation, disputes and claims regarding employment discrimination, sexual harassment, termination and discharge), whether such Claim arose or the facts on which such Claim is based occurred prior to or after the execution and delivery of this Agreement. The parties agree that the result of any arbitration hereunder shall be final, conclusive and binding on all of the parties. Nothing in this paragraph shall prohibit a party hereto from instituting litigation to enforce any Final Determination (as defined in Exhibit B attached hereto). Each party hereto further agrees that each other party hereto may initiate litigation in any court of competent jurisdiction to execute any judicial judgment enforcing a Final Determination.

         IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.

FUELNATION INC.                                 EMPLOYEE (PAUL I. SAPITA)





By:                                             By:



                                   SCHEDULE OF
                               TERMS OF EMPLOYMENT
                                   (EXHIBIT A)

19. The following terms are incorporated by reference into the annexed Employment Agreement for:

Name of Employee:        PAUL I. SAPITA
                         Soc. Sec. No. (on file)
Address for Notice:      6904 North West 33 Terr.
                         Fort Lauderdale, FL 33309



                          FUELNATION Corporate Offices:
         1700 North Dixie Highway, Suite 125, Boca Raton, Florida 33433
                Telephone: 561-391-5883 Secure Fax: 561-391-4618
                      Internet Address: www.FUELNATION.com


                                                            Page 7 of 12 Pages
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                                   FUEL NATION





Position and Title:             Comptroller, Corporate Secretary

Duties and Responsibilities:    As to the Company and/or any of its affiliates,
                                the Employee, as a Certified Public Accountant, shall be responsible for: the accounting records, to supervise or perform such duties and responsibilities relating to all accounting activities, maintenance of adequate record keeping for all financial activities, preparation of related financial reports for the preparation of all public filings, (10K's, 10Q's, 8K's, etc), prepare related financial information for the production of all Federal and State Tax returns, and provide interface with its independent auditing firm. The Employee shall have direct reporting to the Company's
                                Chief Financial Officer and/or Chief Executive
                                Officer.

Vacation Time:                  3 weeks per year (paid vacation / roll-over or
                                paid if not used)

Sickness/Other Absences:        6 days per year (roll-over allowed but not paid
                                if not used)

Base Salary:                    To be increased to $100,000.00 (annual)
                                beginning July 1st 2001, where said base salary shall increase annually at (the greater of) the National CPI index or $5,000 annually.

Bonus Plan (incentives):        Employee to be paid annually a minimum of 1.0%
                                of the EBIDA pre-tax, net income of the Company, paid annually on January 31st of each calendar year and if necessary, adjusted on March 31st of each year following the Company's annual audit, if performed. The Board of Directors may increase or add to this employee's Bonus Plan as it deems appropriate, in keeping with competitive market conditions and objectives of the Company.

Stock Option Plan:              A Company Stock Option Incentive Plan shall be
                                immediately provided by the Company to the Employee by the full execution of this agreement, with an effective date of January
                                2nd, 2001, where the Employee is granted common stock options of the Company in an amount equating to 200,000 options for common stock in the company, with an option exercise price equating to $0.01 per share, for each such option exercised, where said stock options shall be fully transferable, be non-dilutive, and have an exercise period of 7 years from granting. On
                                January 2nd, 2002, the Cmployee shall be granted common stock options of the Company in an amount equating to 200,000 options for common stock in the company, with an option exercise price equating to $0.01 per share, for each such option exercised, where said stock options shall be fully transferable, be non-dilutive, and have an exercise period of 7 years from granting. On
                                January 2nd, 2003, the Employee shall be granted common stock options of the Company in an amount equating to 100,000 options for common stock in the company, with an option exercise


                          FUELNATION Corporate Offices:
         1700 North Dixie Highway, Suite 125, Boca Raton, Florida 33433
                Telephone: 561-391-5883 Secure Fax: 561-391-4618
                      Internet Address: www.FUELNATION.com


                                                            Page 8 of 12 Pages
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                                                    FUEL NATION


                                price equating to $0.01 per share, for each such option exercised, where said stock options shall be fully transferable, be non-dilutive and have an exercise period of 7 years from granting. Non- dilutive shares means that as any additional shares of capital stock {including all classes of preferred an common capital stock}, options, or warrants are sold or delivered by the Company, or issued from its treasury, or the total shares of all classes of stock, options, and warrants of the Company increase due to all merger and/or acquisition activities), then Employee's total number of options (at the same financial and time characteristics) shall immediately increase so that the resultant total options held by Employee shall remain constant of the total issued and outstanding shares of the Company including all stock, options, warrants, including all classes of common and preferred stock of the Company on a fully diluted basis. For example, if the company issued new stock, options, warrants due to a merger, acquisition, consultant fee, in the amount of 1,000,000 shares, and the issue resulted in an increase in the total shares issued of 1%,then immediately the employee would receive 1% of the his options, with 10 year expiration, exercisable at $0.01 per option. The full execution of this agreement shall constitute a valid and binding Stock Option Incentive Plan between the Company and the Employee. If the Company terminates the Employee with or withou cause at any time, then no options granted to Employee will be returned t the Company. If the Employee resigns at any time, then no options granted to Employee will be returned t the Company, however, no further options will be granted to Employee. The Employee may elect to exercise all or portion of the stock options granted thereto, however, no more frequently than (calendar) Quarterly. Employee must comply with all State, Federal an Securities laws regarding stock option plans and sale of such shares to third parties.

Employment Period:              Begin Date: April 1st, 2001;
                                End Date: March 31st, 2004 (Subject to
                                successive two-year renewal periods)

Severance Payments:
                                Termination for Death: Base Salary for 6 months Termination for Disability: Base Salar for 6 months
                                Termination Without Cause: Base Salary
                                for 12 months

Other Special Terms:            Healthcare Plan for Employee and dependents
                                including dental plan to be adopted as follows:
                                Paid in full by the Company.

                                Current health plan with HIP of Florid to be paid by Company until Health Plan is adopted by the Company (to include dental)

                                Company agrees to pay for CPE and up to 5 days per year personal time to attend classes.


                          FUELNATION Corporate Offices:
         1700 North Dixie Highway, Suite 125, Boca Raton, Florida 33433
                Telephone: 561-391-5883 Secure Fax: 561-391-4618
                      Internet Address: www.FUELNATION.com


                                                            Page 9 of 12 Pages

                                   FUEL NATION






         ARBITRATION PROCEDURE (EXHIBIT B) (EXHIBIT B) PROCEDURE 1. NOTICE OF CLAIM. A party asserting a Claim (th "CLAIMANT") shall deliver written notice to each party against whom the Claim is asserted (collectively, the "OPPOSING PARTY"), with a copy to the persons required to receive copies of notices under the Agreemen (the "ADDITIONAL NOTICE PARTIES"), specifying the nature of the Claim and requesting a meeting to resolve same. The Additional Notice Parties shall be given reasonable notice of and invited and permitted to attend any such meeting. If no resolution is reached within 10 business days after delivery of such notice, the Claimant or the Opposing Party may, within 45 days after giving such notice, invoke the arbitration procedure provided herein by delivering to each Opposing Party and the Additional Notice Parties a Notice of Arbitration, which shall specify the Claim as to which arbitration is sought, the nature of the Claim, the basis for the Claim, and the nature and amount of any damages or other compensation or relief sought. Each party agrees that no punitive damages may be sought or recovered in any arbitration, judicial proceeding or otherwise. Failure to file a Notice of Arbitration within 45 days shall constitute a waiver of any right to relief for the matters asserted in the notice of claim. Any Claim shall be forever barred, and no relief may be sought therefor, if written notice of such Claim is not made as provided above within one year of the date such claim accrues.

         2. SELECTION OF ARBITRATOR. Within 20 business days after receipt of the Notice of Arbitration, the Employee and the Board shall meet and attempt to agree on an arbitrator to hear and decide the Claim. If the Employee and the Board cannot agree on an arbitrator within ten business days, then they shall request the American Arbitration Association (the "AAA") to appoint an arbitrator experienced in the area of dispute who does not have an ongoing business relationship with any of the parties to the dispute. If the arbitrator selected informs the parties he cannot hear and resolve the Claim within the time-frame specified below, the Employee and the Board shall request the appointment of another arbitrator by the AAA subject to the same requirements.

         3. ARBITRATION PROCEDURE. The following procedure shall govern the conduct of any arbitration under this section. All procedural matters relating to the conduct of the arbitration other than those specified below shall be discussed among counsel for the parties and the arbitrator. Subject to any agreement of the parties, the arbitrator shall determine all procedural matters not specified herein.

         (a) Within 30 days of the service after a Notice of Arbitration, each party shall afford the other, or its counsel, with reasonable access to documents relating directly to the issues raised in the Notice of Arbitration. All documents produced and all copies thereof shall be maintained as strictly confidential, shall be used for no purpose other than the arbitration hereunder, and shall be returned to the producing party upon completion of the arbitration. There shall be no other discovery except that, if a reasonable need is shown, limited depositions may be allowed in the discretion of the arbitrator, it being the expressed intention and agreement of each party to have the arbitration proceedings conducted and resolved as expeditiously, economically and fairly as reasonably practicable, and with the maximum degree of confidentiality.





                          FUELNATION Corporate Offices:
         1700 North Dixie Highway, Suite 125, Boca Raton, Florida 33433
                Telephone: 561-391-5883 Secure Fax: 561-391-4618
                      Internet Address: www.FUELNATION.com


                                                            Page 10 of 12 Pages

                                   FUEL NATION



         (b) All written communications regarding the proceeding sent to the arbitrator shall be sent simultaneously to each party or its counsel, with a copy to the Additional Notice Parties. Oral communications between any of the parties or their counsel and the arbitrator shall be conducted only when all parties or their counsel are present and participating in the conversation.

         (c) Within 20 days after selection of the arbitrator, the Claimant shall submit to the arbitrator a copy of the Notice of Arbitration, along with a supporting memorandum and any exhibits or other documents supporting the Claim.

         (d) Within 20 days after receipt of the Claimant's submission, the Opposing Party shall submit to the arbitrator a memorandum supporting its position and any exhibits or other supporting documents. If the Opposing Party fails to respond to any of the issues raised by the Claimant within 20 days after receipt of the Claimant's submission, then the arbitrator may fin for the Claimant on any such issue and bar any subsequent consideration of the matter.

         (e) Within 20 days after receipt of the Opposing Party's response, the Claimant may submit to the arbitrator a reply to the Opposing Party's response, or notification that no reply is forthcoming.

         (f) Within 10 days after the latest submission as provided above, the arbitrator shall notify the parties and the Additional Notice Parties of the date of the hearing on the issues raised by the Claim. Scheduling of the hearing shall be within the sole discretion o the arbitrator, but in no event more than 30 days after the last submission by the parties, and shall take place within 50 miles of the corporate headquarters of the Company at a place selected by the arbitrator or such other place as is mutually agreed. Both parties shall be granted substantially equal time to present evidence at the hearing. The hearing shall not exceed one business day, except for good cause shown.

         (g) Within 30 days after the conclusion of the hearing, the arbitrator shall issue a written decision to be delivered to both parties and the Additional Notice Parties (the "FINAL DETERMINATION"). The Final Determination shall address each issue disputed by the parties, state the arbitrator's findings and reasons therefor, and state the nature and amount of any damages, compensation or other relief awarded.

         (h) The award rendered by the arbitrator shall be final and non-appealable and judgment may be entered upon it in accordance with applicable law in such court as has jurisdiction thereof.


         4. COST OF ARBITRATION. As part of the Final Determination, the arbitrator shall determine the allocation of the costs and expenses of the arbitration, including the arbitrator's fee and both parties' attorneys' fees and expenses, based upon the extent to which each party prevailed in the arbitration. In the event that any relief which is awarded is non-monetary, then such costs and expenses shall be allocated in any manner as may be determined by the arbitrators.

         5. SATISFACTION OF AWARD. If any party fails to pay the amount of the award, if any, assessed against it within 30 days after the delivery to such party of the Final Determination, the unpaid amount shall bear interest from the date of such delivery at the lesser of (i) the prime lending rate reported by the Wall Street Journal plus three hundred basis points and (ii) the maximum rate permitted by applicable usury laws. In addition, such party shall promptly reimburse the other party for any and all costs or expenses of any nature or kind whatsoever (including attorneys' fees) reasonably incurred in seeking to collect such award or to enforce any Final Determination.







                          FUELNATION Corporate Offices:
         1700 North Dixie Highway, Suite 125, Boca Raton, Florida 33433
                Telephone: 561-391-5883 Secure Fax: 561-391-4618
                      Internet Address: www.FUELNATION.com


                                                            Page 11 of 12 Pages

                                   FUEL NATION

         6. CONFIDENTIALITY OF PROCEEDINGS. The parties hereto agree that all of the arbitration proceedings provided for herein, including any notice of claim, the Notice of Arbitration, the submissions of the parties, and the Final Determination issued by the arbitrator, shall be confidential and shall not be disclosed at any time to any person other than the parties, their representatives, the arbitrator and the Additional Notice Parties; PROVIDED THAT this provision shall not prevent the party prevailing in the arbitration from submitting the Final Determination to a court for the purpose of enforcing the award, subject to comparable confidentiality protections if the court agrees; and PROVIDE FURTHER that the foregoing shall not prohibit disclosure to the minimum extent reasonably necessary to comply with (i) applicable law (or requirement having the force of law), court order, judgment or decree, including, without limitation, disclosures which may be required pursuant to applicable securities laws, and (ii) the terms of contractual arrangements (such as financing arrangements) to which the Company or any Additional Notice Party may be subject so long as such contractual arrangements were not entered into for the primary purpose of permitting disclosure which would otherwise be prohibited hereunder.


         IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.





FUELNATION INC.                         EMPLOYEE (PAUL I. SAPITA)





By:                                     By:





                          FUELNATION Corporate Offices:
         1700 North Dixie Highway, Suite 125, Boca Raton, Florida 33433
                Telephone: 561-391-5883 Secure Fax: 561-391-4618
                      Internet Address: www.FUELNATION.com


                                                            Page 12 of 12 Pages
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